Exhibit 10.1

EMPLOYMENT AGREEMENT

This Employment Agreement (this “Agreement”) is entered into this 15h day of November, 2019 (the “Effective Date”), by and between RenovaCare, Inc., a Nevada corporation with offices at 9375 East Shea Blvd., Suite 107-A Scottsdale, AZ 85260 (the “Company”) and Alan L. Rubino residing at 210 Old Chester Road, Essex Fells, NJ 07021 (the “Executive”).

WHEREAS, the Company desires to employ the Executive on the terms and conditions set forth herein; and

WHEREAS, the Executive desires to be employed by the Company on such terms and conditions.

NOW THEREFORE, in consideration of the mutual covenants contained herein, and other valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, the parties do hereby agree as follows:

1.        Term. The Executive's employment hereunder shall commence on the Effective Date and shall continue until the third anniversary of the Effective Date, unless terminated earlier pursuant to Section 4 of this Agreement (the “Initial Term”); provided that, on such third anniversary of the Effective Date and each annual anniversary thereof thereafter (such date and each annual anniversary thereof thereafter, a “Renewal Date”), the Agreement shall be deemed to be automatically extended, upon the same terms and conditions, for successive periods of one year, unless either party provides written notice of its intention not to extend the term of the Agreement at least 90 days' prior to the expiration of the Initial Term or the applicable Renewal Date, as the case may be. Each successive one-year renewal is referred to in this agreement as a “Renewal Term.” The Initial Term together with any Renewal Terms are hereinafter referred to collectively as the “Employment Term.”

2.        Duties of Executive.

2.1        General Duties and Responsibilities. The Executive shall have such duties and authority consistent with the positions of President and Chief Executive Officer as shall be assigned to him from time to time by the Board of Directors of the Company (the “Board”). The Company shall use its commercially reasonable efforts to ensure that Executive is elected as a director of the Company within a reasonable time following the date this Agreement is executed by both parties and that he remains a director for the duration of his employment relationship with the Company. The Executive shall, if requested, also serve as a member of the Board or as an officer or director of any affiliate of the Company for no additional compensation.

2.2        Devotion of Entire Time to the Business of Company. The Executive agrees to devote his entire time and best efforts to the performance of his duties for the Company (except for permitted vacation periods and reasonable periods of illness or other incapacity), and the Executive shall not, directly or indirectly, engage or participate in any other employment or occupation, or in any activities which may conflict with his duties or the best interests of the Company. Notwithstanding the foregoing, nothing herein shall preclude the Executive from: (i) serving, with the prior written consent of the Board, which consent may be withheld for any reason or no reason in the sole discretion of the Company’s Board, as a member of the board of directors or as an advisor (or their equivalents in the case of a non-corporate entity) (each an “Outside Service Capacity” and collectively, “Outside Service Capacities”), and in addition shall initially shall serve in the Outside Service Capacities for the entities set forth on Exhibit 2.2 to this Agreement and (ii) engaging in charitable activities and community affairs. The Board expressly reserves the right to withhold its consent to additional directorships following the date hereof, and, in the event of an identified conflict of interest with respect to Executive’s duties and obligations to the Company, to withdraw its consent to (i) the Outside Service Capacities set forth on Exhibit 2.2 to this Agreement in the Board’s reasonable discretion and (ii) any other Outside Service Capacity approved by the Board following the date hereof, in the Board’s sole discretion.

2.3        Place of Performance. The principal place of Executive’s employment shall be at an office to be established by the Company in the state of New Jersey; provided that, the Executive may be required to travel on Company business during the Term.

3.        Compensation and Benefits.

3.1        Base Salary. The Executive shall receive an annual base salary of $410,000 (the “Base Salary”) payable in substantially equal installments in accordance with the Company’s normal payroll practices.

3.2        Bonus. Commencing with the 2020 calendar year, for each complete calendar year of the Employment Term, the Executive shall be eligible to receive an annual bonus (the “Annual Bonus”). As of the Effective Date, the Executive's annual target bonus opportunity shall be equal to 50% of Base Salary (the “Target Bonus”), based on the achievement of Company performance goals established by the Board or its Compensation Committee, if any (the “Performance Goals”); provided that, depending on results, the Executive's actual bonus may be higher or lower than the Target Bonus, as determined by the Board. The Annual Bonus shall be paid on March 15 of the following year (the “Bonus Payment Date”), provided the Executive is actively employed as of the Bonus Payment Date. Notwithstanding the foregoing, if the Company (A) terminates the Executive’s employment without Cause pursuant to Section 4(d) prior to the Bonus Payment Date (and prior to the last day of the calendar year with respect to which the Annual Bonus is to be paid), or (B) provides notice of intent not to renew the Term pursuant to Section 1, the Executive shall receive a prorated portion of the Annual Bonus the Executive would have received but for his termination prior to the Bonus Payment Date (based on the number of days the Executive remains in service during the calendar year with respect to which the Annual Bonus is to be paid), which prorated portion shall be paid in either case on the Bonus Payment Date. If Performance Goals are not achieved, then the Executive shall not receive an Annual Bonus for such calendar year.

3.3        Employee Benefit Programs. The Executive shall be entitled to participate in all formally established employee health and welfare benefit plans and similar programs that are maintained for similarly situated employees of the Company, in accordance with the terms and conditions of such plans and programs, provided that the Company may at any time modify, discontinue or terminate any such benefit plan or program now existing or hereafter adopted. If the Company discontinues or terminates its health benefit plan for all employees of the Company at any time during the Term or a Renewal Period, the Company shall pay the Executive a taxable amount not to exceed the current annual Company-paid portion of the cost to provide Executive with family health insurance coverage (pro-rated as necessary for any partial year) per year. Any such payments shall be made on a monthly basis for the remainder of the Term and may, but shall not be required to be used by the Executive to obtain replacement family health insurance coverage.

3.4        Automobile Allowance. The Executive shall be entitled to receive an automobile allowance in the amount of $1,000 per month of employment, prorated for any partial month.

3.5        Equity.

(a)       The Executive shall be a participant in the Company’s 2013 Long Term Incentive Plan (the “Plan”) and shall be granted Company stock options (the “Options”) in two tranches, one on the Effective Date (the “2019 Option Grant”) and one on or about January 2, 2020 (the “2020 Option Grant”)in accordance with the terms attached hereto as Exhibit 3.5(a). Any additional stock options or equity compensation of any kind shall be in the Board’s sole discretion.

(b)       The 2019 Option Grant and the 2020 Option Grant will be effective only upon the execution and delivery of the Option Agreements substantially in the form of, respectively, Exhibits 3.5(b) (1) and 3.5(b) (2) hereto.

3.6        Vacation. Commencing with the 2020 calendar year, the Executive shall be entitled to twenty (20) days of vacation per calendar year of his employment. For 2019, the Executive shall be entitled to 2 days of vacation. Any vacation shall be taken at the reasonable and mutual convenience of the Company and the Executive. The Executive may not carry over unused vacation from one calendar year to the next, except with the consent of the Board, not to exceed ten (10) days, and (subject to applicable law) the Executive will not be paid for unused accrued vacation upon separation of his employment.

3.7        Expenses. The Company shall reimburse the Executive for reasonable business expenses necessarily incurred in the ordinary course of the Executive’s duties and in accordance with the Company’s policies.

3.8        Withholding Taxes. The Company shall withhold from any amounts payable to the Executive any amount it is required to withhold pursuant to applicable law.

3.9        Parachute Payments. In the event that any payment or benefit received or to be received by Executive pursuant to this Agreement or otherwise would (a) constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), or any comparable successor provisions, and (b) but for this Section 3.9 would subject Executive to the excise tax imposed by Section 4999 of the Code, or any comparable successor provisions (the “Excise Tax”), then Executive’s benefits hereunder shall be either (a) provided to Executive in full, or (b) provided to Executive as to such lesser extent which would result in no portion of such benefits being subject to the Excise Tax, whichever of the foregoing amounts, when taking into account applicable federal, state, local and foreign income and employment taxes, the Excise Tax, and any other applicable taxes, results in the receipt by Executive, on an after-tax basis, of the greatest amount of benefits, notwithstanding that all or some portion of such benefits may be taxable under the Excise Tax, as determined by the Company’s independent public accountants (the “Accountants”). Unless the Company and the Executive otherwise agree in writing, any determination required under this Section 3(9) shall be made in writing by the Accountants whose determination shall be conclusive and binding upon the Executive and the Company for all purposes. For purposes of making the calculations required by this paragraph, the Accountants may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. The Company and the Executive shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make a determination under this Section 3(9).

3.10        Clawback Provisions. Notwithstanding any other provisions in this Agreement to the contrary, any incentive-based compensation, or any other compensation, paid to the Executive pursuant to this Agreement or any other agreement or arrangement with the Company which is subject to recovery under any law, government regulation, or stock exchange listing requirement, will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation, or stock exchange listing requirement (or any policy adopted by the Company pursuant to any such law, government regulation or stock exchange listing requirement).

4.        Termination of Employment. The Executive’s employment hereunder may be terminated as follows:

4.1       Death. Automatically and immediately, in the event of the death of the Executive.

4.2       Permanent Disability. In the event of Permanent Disability, if the Company determines in good faith that the Executive has become disabled during the Term or any applicable Renewal Period in which event the Company shall have the right to give the Executive notice of its intention to terminate his employment. In such event, the Executive’s employment shall terminate effective as of the 30th day from the date of such notice, provided that, within the 30-day period after such receipt, the Executive shall not have returned to full-time performance of his duties. For purposes of this Agreement, “Permanent Disability” shall mean the inability of the Executive to perform the essential functions of one or more of his primary duties as a result of his incapacity, despite any reasonable accommodation required by law, due to bodily injury or disease or any other mental or physical illness, which inability continues for a period of one hundred eighty (180) days, which need not be consecutive, within any three hundred sixty five (365) day period.

4.3       By the Company For Cause. Automatically and immediately upon providing notice to the Executive at the option of the Company, after approval by the Board, for “Cause.” As used in this Agreement, “Cause” shall mean, in each case as determined in good faith by the Board: (i) the commitment by the Executive of any act involving fraud or moral turpitude, any act of dishonesty or breach of trust in connection with Executive’s duties or obligations to the Company, (ii) willful misconduct or gross negligence by the Executive in the performance of his duties to the Company, or refusal to comply with any reasonable direction of the Board, after the Executive has been notified of such event in writing and has had thirty (30) days from receipt of such notice to cure such event (if capable of being cured), (iii) conviction of any felony, or (iv) any material breach by Employee of his confidentiality and non-solicitation obligations to the Company.

4.4       By the Company Without Cause. At the option of the Company, at any time without Cause on thirty (30) days’ prior written notice thereof to the Executive.

4.5       By the Executive Without Good Reason. At the option of the Executive, at any time on thirty (30) days’ prior written notice thereof to the Company.

4.6        By the Executive For Good Reason. At the option of the Executive for Good Reason upon written notice thereof to the Company as set forth in the final sentence of this Section 4.6 As used in this Agreement, “Good Reason” shall be (i) the Company’s material breach of this Agreement; or (ii) the Company’s relocation of the Executive’s principal place of employment to a location more than a 50 mile radius from Essex Fells, New Jersey; provided, however, that no such condition shall constitute Good Reason hereunder unless (i) the Executive notifies the Company in writing of his intent to terminate employment for a reason set forth above within ninety (90) days of the initial existence of such condition; (ii) the Company fails to remedy such condition within thirty (30) days following its receipt of notice from the Executive pursuant to clause (i) above; and (iii) any termination for such reason must take place within one hundred twenty (120) days following the initial existence of such condition.

4.7       Expiration of Employment Term. Automatically and immediately upon the expiration of the Employment Term following notice by either the Company or the Executive of its or his intention not to renew this Agreement for an additional one-year term pursuant to Section 1 of this Agreement.

5.        Payments Upon Separation.

5.        Death. Upon the termination of the Executive’s employment due to death, the Executive’s legal representatives shall be entitled to receive only (i) the Executive’s Base Salary payable through the date of such termination; (ii) reimbursement for reasonable business expenses necessarily incurred by the Executive in the ordinary course of the Executive’s duties and in accordance with the Company’s policies; (iii) a prorated portion of the Annual Bonus the Executive would have received but for his termination prior to the Bonus Payment Date, which prorated portion shall be paid on the Bonus Payment Date (the “Prorated Bonus Payment”); (iv) a prorated portion of benefits under the Plan that the Executive would have received but for his termination (the “Prorated Plan Benefit”); and (v) provided the Executive’s spouse timely elects to continue family health insurance benefits under the federal law known as COBRA, the Company shall pay the cost of such health insurance coverage at the same rate the Company contributed for family health insurance coverage prior to the Executive’s termination of employment with the Company until the earlier of twelve (12) months or the loss of COBRA entitlement (the “Health Insurance Benefit”). Subsections (i) and (ii) of this Section 5(a) are hereinafter referred to as the “Accrued Rights.” Following the Executive’s termination of employment due to death, except as set forth in this Section 5.1, the Executive and his legal representatives shall have no further rights to any compensation or any other benefits under this Agreement.

5.2       Disability. Upon the termination of the Executive’s employment due to Permanent Disability pursuant to Section 4.2, the Executive or the Executive’s legal representatives shall be entitled to receive only the Accrued Rights (prorated for the period of time in which the Executive was actively at work on a full-time basis), the Prorated Bonus Payment (prorated for the period of time in which the Executive was actively at work on a full-time basis), the Prorated Plan Benefit (prorated for the period of time in which the Executive was actively at work on a full-time basis), and the Health Insurance Benefit, subject to the Executive’s timely COBRA election. Following the Executive’s termination of employment due to Disability, except as set forth in this Section 5.2, the Executive and the legal representatives shall have no further rights to any compensation or any other benefits under this Agreement.

5.3       Termination for Cause. Upon the termination of the Executive’s employment hereunder by the Company for Cause pursuant to Section 4.3, the Executive shall be entitled to receive only the Accrued Rights. Following the Executive’s termination of employment by the Company for Cause, except as set forth in this Section 5.3, the Executive shall have no further rights to any compensation or any other benefits under this Agreement.

5.4       Termination Without Cause or For Good Reason. Upon the termination of the Executive’s employment hereunder by the Company without Cause pursuant to Section 4.4, or by the Executive for Good Reason pursuant to Section 4.6, in each case other than in connection with a Change of Control as specified in Section 5.6 below, the Executive shall be entitled to receive (i) the Accrued Rights, and (ii) subject to delivering to the Company an executed written general release of claims in favor of the Company and its affiliates in a form acceptable to the Company (the “Release”) within 21 days following the date the Executive has been given a copy of the Release, and the expiration of the revocation period for such Release has become irrevocable by its terms within 7 days following the date the Executive returns the executed Release to the Company and, if he should be a director of the Company, Executive’s resignation from the Board in accordance with Section 5.7 hereof, (A) the Prorated Bonus Payment; (B) the Prorated Plan Benefit; (C) provided the Executive timely elects to continue health insurance benefits under the federal law known as COBRA, the Company shall pay the cost of family health insurance coverage at the same rate the Company contributed for the Executive’s family health insurance coverage prior to the Executive’s termination of employment with the Company until the earlier of twelve (12) months or the loss of COBRA entitlement; provided, however, that the Executive shall be responsible for the cost of any continuation coverage under COBRA that extends beyond twelve (12) months; and (D) his Base Salary in effect at termination, for twelve (12) months, payable in accordance with the normal payroll practices of the Company (collectively, the “Severance Benefit”). Following the Executive’s termination of employment by the Company without Cause or For Good Reason, except as set forth in this Section 5.4, the Executive shall have no further rights to any compensation or any other benefits under this Agreement.

5.5        Resignation or Non-Renewal by the Executive or the Company. Upon the Executive’s resignation pursuant to Section 4.4 or the non-renewal of the Term pursuant to Section 1 by the Executive or the Company, the Executive shall be entitled to receive only the Accrued Rights. Following the Executive’s termination of employment by his resignation or expiration of the Term or any Renewal Period, except as set forth in this Section 5.5, the Executive shall have no further rights to any compensation or any other benefits under this Agreement.

5.6        Effect of Change of Control. In the event that, within twelve (12) months following a Change of Control (as defined below), either: (i) Executive’s employment is terminated without Cause, or (ii) Executive terminates his employment for Good Reason, then Executive shall be entitled to receive (i) the Accrued Rights, and (ii) subject to delivering to the Company the Release within 21 days following the date the Executive has been given a copy of the Release, and the expiration of the revocation period for such Release has become irrevocable by its terms within 7 days following the date the Executive returns the executed Release to the Company and, if he should be a director of the Company, Executive’s resignation from the Board in accordance with Section 5.7 hereof, (A) the Prorated Bonus Payment; (B) the Prorated Plan Benefit; (C) provided the Executive timely elects to continue health insurance benefits under the federal law known as COBRA, the Company shall pay the cost of family health insurance coverage at the same rate the Company contributed for the Executive’s family health insurance coverage prior to the Executive’s termination of employment with the Company until the earlier of twelve (12) months or the loss of COBRA entitlement; provided, however, that the Executive shall be responsible for the cost of any continuation coverage under COBRA that extends beyond twelve (12) months; (D) his Base Salary in effect at termination, for eighteen (18) months, payable in a lump sum within thirty (30) days; and (E) the vesting of all stock option grants set forth on Exhibit 3.5 (a), regardless of date or condition of vesting. If, upon the Change of Control, (i) the Company shall cease to be a stand-alone publicly traded entity, or (ii) the acquiring entity is unwilling to assume the equity in an economically equivalent manner, then in either event, all equity shall be deemed to have vested two (2) days prior to the Change of Control, but only if such Change of Control shall actually be consummated. Following the Executive’s termination of employment as described in this Section 5.6 or otherwise in connection with a Change of Control, except as set forth in this Section 5.6, the Executive shall have no further rights to any compensation or any other benefits under this Agreement.

For the purposes this Agreement, “Change of Control” shall mean (i) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), other than any individual, entity or group which, as of the date of this Agreement, beneficially owns more than ten percent (10%) of the then outstanding shares of common stock of the Company (the “Common Stock”), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of fifty percent (50%) or more of the then outstanding Common Stock; provided, however, that any acquisition by the Company or its subsidiaries, or any employee benefit plan (or related trust) of the Company or its subsidiaries of fifty percent (50%) or more of outstanding Common Stock shall not constitute a Change of Control, and provided, further, that any acquisition by an entity with respect to which, following such acquisition, more than fifty percent (50%) of the then outstanding equity interests of such entity, is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners of the outstanding Common Stock immediately prior to such acquisition of the outstanding Common Stock, shall not constitute a Change in Control; or (ii) the consummation of (A) a reorganization, merger or consolidation (any of the foregoing, a “Merger”), in each case, with respect to which all or substantially all of the individuals and entities who were the beneficial owners of the outstanding Common Stock immediately prior to such Merger do not, following such Merger, beneficially own, directly or indirectly, more than fifty percent (50%) of the then outstanding shares of common stock of the corporation resulting from Merger, or (iii) the sale or other disposition of all or substantially all of the assets of the Company, excluding (a) a sale or other disposition of assets to a subsidiary of the Company; and (b) a sale or other disposition of assets to any individual, entity or group which, as of the date of this Agreement, beneficially owns more than ten percent (10%) of the then outstanding Common Stock.

5.7        Board Resignation as a Condition Precedent. Executive agrees, as a condition to the receipt of the termination payments and benefits provided for in this Section 5, and notwithstanding giving the Release, that should Executive be a director of the Company he shall automatically be deemed to have resigned from the Board of the Company whether or not such written resignation is tendered.

6.       Invention, Non-Disclosure, Non-Competition and Non-Solicitation Agreement. As a condition of employment and the benefits provided pursuant to this Employment Agreement, the Executive agrees to execute and abide by the terms of the Company’s Invention, Non-Disclosure, Non-Competition and Non-Solicitation Agreement, a copy of which is attached hereto as Exhibit 6.

7.       Non-Disparagement. The Executive, during the Employment Term and at all times thereafter, shall not make any derogatory comment concerning the Company or any of its current or former directors, officers, stockholders or employees.  Similarly, the then current (i) members of the Board and (ii) members of the Company's senior management shall not make any derogatory comment concerning the Executive. Notwithstanding anything to the contrary herein, the Executive understands that nothing in this Agreement restricts or prohibits the Executive from initiating communications directly with, responding to any inquiries from, providing testimony before, providing confidential information to, reporting possible violations of law or regulation to, or from filing a claim or assisting with an investigation directly with a self-regulatory authority or a government agency or entity, or from making other disclosures that are protected under the whistleblower provisions of state or federal law or regulation, and pursuant to 18 USC § 1833(b), an individual may not be held liable under any criminal or civil federal or state trade secret law for disclosure of a trade secret: (i) made in confidence to a government official, either directly or indirectly, or to an attorney, solely for the purpose of reporting or investigating a suspected violation of law or (ii) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.  Additionally, an individual suing an entity for retaliation based on the reporting of a suspected violation of law may disclose a trade secret to the individual's attorney and use the trade secret information in the court proceeding, so long as any document containing the trade secret is filed under seal and the individual does not disclose the trade secret except pursuant to court order.  Nothing in this Agreement is intended to conflict with 18 USC § 1833(b) or create liability for disclosures of trade secrets that are expressly allowed by 18 USC § 1833(b).

8.       Cooperation. During and after the Employment Term, the Executive shall cooperate fully with the Company in the defense or prosecution of any claims or actions now in existence or which may be brought in the future against or on behalf of the Company which relate to events or occurrences that transpired during anytime in which the Executive was employed by the Company. The Company shall fairly compensate the Executive for his time and shall reimburse him for any reasonable out-of-pocket expenses incurred in connection with the Executive’s performance of obligations pursuant to this Section 8. The Executive’s full cooperation in connection with such claims or actions shall include, but not be limited to, being available to meet with counsel to prepare for discovery or trial and to act as a witness for the Company at mutually convenient times.

9.       Assignment. Neither this Agreement nor any right or interest hereunder shall be assignable by the Executive, the Executive’s beneficiaries or legal representatives, provided, that nothing in this Section 9 shall preclude the Executive from designating a beneficiary to receive any benefits payable hereunder upon the Executive’s death or the executors, administrators or other legal representatives of the Executive or the Executive’s estate from assigning any rights hereunder to the person or persons entitled thereto. This Agreement may be assigned by the Company without the consent of the Executive to a person or entity which is an affiliate or a successor in interest (by law or agreement) to substantially all of the assets or business operations of the Company. Upon any such assignment, the rights and obligations of the Company hereunder shall become the rights and obligations of such affiliate or successor person or entity.

10.        Arbitration. In consideration of the Company employing the Executive, and the salary and benefits provided under this Agreement, the Executive and the Company agree that all claims arising out of or relating to the Executive’s employment including its termination, and excepting claims pursuant to the Confidentiality and Non-Solicitation Agreement, which shall be resolved pursuant to the terms of that agreement, shall be resolved by binding arbitration. The dispute will be arbitrated in accordance with the rules of the AAA under its then existing Employment Arbitration Rules by a single retired New Jersey Superior Court Judge agreed upon by the parties, or if no agreement can be reached, by a qualified arbitrator through AAA. Each party shall bear his/its own attorneys’ fees and legal costs. The parties agree to file any demand for arbitration within the time limit established by the applicable statute of limitations for the asserted claims. This agreement to arbitrate will cover all matters directly or indirectly arising out of or related to the Executive’s employment excepting only any claims that are expressly excepted under this Agreement or not subject to arbitration by law. The parties agree that all arbitration proceedings, and all materials provided by the parties in connection therewith, shall be treated as confidential. Notwithstanding this agreement to arbitrate, either party may seek provisional injunctive or equitable relief in any court of competent jurisdiction to prevent actual or threatened irreparable harm. THE PARTIES UNDERSTAND AND AGREE THAT THEY ARE WAIVING THEIR RIGHTS TO A JURY TRIAL.

11.       Executive Acknowledgment as to Legal Counsel. The Executive acknowledges that he has had the opportunity to consult legal counsel and a tax advisor in regard to this Agreement, and that he read and understands this Agreement. The Executive is fully aware of the legal effect of this Agreement and has entered into it freely and voluntarily and based on his own judgment and not based on any representations or promises other than those contained herein.

12.       Entire Agreement. This Agreement and the Company’s Confidentiality and Non-Solicitation Agreement contain the entire understanding of the parties with respect to the employment of the Executive by the Company and supersede any prior agreements between the parties relating to the subject matter herein, which agreements are hereby mutually terminated and cancelled. There are no restrictions, agreements, promises, warranties, covenants or undertakings between the parties with respect to the subject matter herein other than those expressly set forth herein. This Agreement may not be altered, modified, or amended except by written instrument signed by the parties hereto.

13.       Waiver. No term or condition of this Agreement shall be deemed to have been waived, nor shall there be an estoppel against the enforcement of any provision of this Agreement, except by written instrument of the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver, unless specifically stated therein, and each waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than the act specifically waived.

14.       Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

15.       Construction. This Agreement is the result of negotiations between and has been reviewed by each of the parties hereto and their respective counsel, if any; accordingly, this Agreement shall be deemed to be the product of all of the parties hereto, and no ambiguity shall be construed in favor of or against any one of the parties hereto.

16.       Headings. The headings of the sections herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

17.       Representations of the Executive.

The Executive represents and warrants to the Company that the Executive's acceptance of employment with the Company and the performance of his duties hereunder will not conflict with or result in a violation of, a breach of, or a default under any contract, agreement, or understanding to which he is a party or is otherwise bound. The Executive's acceptance of employment with the Company and the performance of his duties hereunder will not violate any non-solicitation, non-competition, or other similar covenant or agreement of a prior employer.

18.       Notices. Any notice or other communication required or permitted pursuant to this Agreement shall be deemed delivered if such notice or communication is in writing and is delivered personally or by facsimile transmission or by email or is deposited in the United States mail, postage prepaid, addressed as follows:

If to the Company:

RenovaCare, Inc.

9375 East Shea Blvd.,

Suite 107-A

Scottsdale, AZ 85260

Attention: Harmel S. Rayat

Fax No.: 604-336-8609

Email Address: hsr@renovacareinc.com

Copy to:

Joseph Sierchio, Esq.

Sierchio Law, LLP

430 Park Avenue

Suite 702

New York, New York 10022

Email Address: joseph@sierchiolaw.com

If to the Executive, to the following address:

Alan L. Rubino

210 Old Chester Road

Essex Fells, NJ 07021

Email Address: alanrubino@comcast.net

Copy to:

James M. Piro, Esq.

Piro Zinna

360 Passaic Avenue

Nutley, NJ 07110

Fax No.: 973-661-5157

Email: jpiro@pirozinnalaw.com

20.       Execution By All Parties. This Agreement shall not be binding or enforceable unless and until executed on behalf of all parties hereto; this Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and all of which together shall constitute one and the same agreement. Execution of a facsimile or scanned copy will have the same force and effect as execution of an original, and a facsimile or scanned signature will be deemed an original and valid signature.

21.        Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey, without regard to conflicts of laws principles thereof that would direct the applicable of the law of any other jurisdiction.

[Balance of this page was intentionally left blank.]

IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties hereto have caused this Agreement to be duly executed as of the date and year first above written.

COMPANY

RENOVACARE, INC.

BY: /s/ Jatinder S. Bhogal

Name: Jatinder S. Bhogal

Title: Chief Operating Officer

EXECUTIVE

/s/ Alan L. Rubino

Name: Alan L. Rubino

Exhibit 2.2

Outside Service Capacities/Entities

1.       Vericel Corporation, Board of Director

2.       SANUWAVE Health, Inc., Board of Director

3.       Genisphere LLC, Board of Director

4.       AlaMab Therapeutics Inc., a subsidiary of CSPC Pharmaceutical Group, Ltd., Executive Advisor

5.       Origin, Inc., Executive Advisor

Exhibit 3.5 (a)

Stock Option Grant

2019 Option Grant: The right to purchase two million (2,000,000) shares of common stock of the Company, par value $0.0001 per share (“Common Stock”). The 2019 Option Grant shall be granted on the Effective Date, have a six-year term, and become vested and exercisable at the prices set forth in the table below, subject to the terms and conditions of the fully executed stock option grant agreement between the Company and Executive:

Vesting Date	Number of Shares Vesting	Strike Price
November 15, 2020	667,800	Closing price of the Common Stock on November 15, 2019
November 15, 2021	667,800	$[11/15 Closing Price+ $0.50]
November 15, 2022	664,400	$[11/15Closing Price $01.25]

2020 Option Grant: the right to purchase six hundred twenty thousand five hundred seventy-one (620,571) shares of Common Stock. The 2020 Option Grant shall be granted on January 2, 2020, have an exercise price equal to the greater of (i) closing price on the date of grant or (ii) [$(the November 15, 2019 Closing Price plus $1.25)], a six-year term, and become vested 100% on November 15, 2022, subject to the terms and conditions of a fully executed stock option grant agreement, between the Company and the Executive, substantially in the form of Exhibit 3.5 (b)(2).

Exhibit 3.5 (b)(1)

Stock Option Agreement

STOCK OPTION AGREEMENT

Under the RenovaCare, Inc.

2013 Long Term Incentive Plan

THIS STOCK OPTION AGREEMENT dated as of the 15th day of November, 2019, between RenovaCare, Inc., a Nevada Corporation (the “Company”), and Alan L. Rubino (the “Optionee”).

The Company and Optionee are party to that certain Employment Agreement, dated on or about the date hereof (the “Employment Agreement”), pursuant to which the Company has employed Optionee subject to the terms and condition thereof;

In connection with the Optionee’s employment with the Company, the Company desires to grant to Optionee certain stock options, on the terms and conditions hereinafter set forth.

In consideration of the mutual promises and covenants made herein and the mutual benefits to be derived here from, the parties hereto agree as follows:

1. Grant of Stock Option.

Subject to the provisions of this Agreement and to the provisions of the RenovCare, Inc. 2013 Long Term Incentive Plan (the “Plan”), the Company hereby grants to the Optionee as of November ▲, 2019 (the “Grant Date”) the right and option (the “Stock Option”) to purchase two million (2,000,000) shares of common stock of the Company, par value $0.0001 per share (“Common Stock”), which shares shall become vested and exercisable according to the schedule and at the exercise price set forth in Section 2 hereof. The Stock Option is intended to qualify as an Incentive Stock Option, within the meaning of Section 422 of the Internal Revenue Code, as amended (the “Code”). Unless earlier terminated pursuant to the terms of this Agreement, the Stock Option shall expire on the sixth anniversary of the date hereof unless earlier terminated pursuant to the terms of this Agreement. Unless otherwise specified, capitalized terms not defined herein shall have the meaning set forth in the Plan.

2. Vesting and Exercisability of the Stock Option.

(a) Vesting. Subject to remaining employed by the Company through the following dates, the Stock Option shall become vested and exercisable as follows:

Vesting Date	Number of Shares Vesting	Strike Price
November 15, 2020	667,800	Closing price of the Common Stock on November 15, 2019
November 15, 2021	667,800	$[11/15 Closing Price+ $0.50)
November 15, 2022	664,400	$[11/15Closing Price+ $1.25)

Upon the Optionee’s termination of employment for any reason, the portion of the Stock Option that is not vested as of such date, subject to and in accordance with the provisions of this Section 2, shall cease vesting and terminate immediately.

(b) Acceleration upon Change in Control. In the event that, within twelve (12) months of a Change in Control, the Optionee’s employment with the Company is (A) terminated without Cause (as defined in the Employment Agreement) by the Company, , or (B) is terminated by the Optionee for Good Reason (as defined in the Employment Agreement), any unvested portions of this Stock Option shall immediately vest and remain exercisable for the remainder of the originally scheduled term. For the purposes of this Agreement, a “Change in Control” means: (a) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), other than any individual, entity or group which, as of the date of this Agreement, beneficially owns more than ten percent (10%) of the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of the then Outstanding Company Common Stock; provided, however, that any acquisition by the Company or its subsidiaries, or any employee benefit plan (or related trust) of the Company or its subsidiaries of 50% or more of Outstanding Company Common Stock shall not constitute a Change in Control; and provided, further, that any acquisition by an entity with respect to which, following such acquisition, more than 50% of the then outstanding equity interests of such entity, is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock immediately prior to such acquisition of the Outstanding Company Common Stock, shall not constitute a Change in Control; or (b) the consummation of (i) a reorganization, merger or consolidation (any of the foregoing, a “Merger”), in each case, with respect to which all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock immediately prior to such Merger do not, following such Merger, beneficially own, directly or indirectly, more than 50% of the then outstanding shares of common stock of the corporation resulting from Merger, or (ii) the sale or other disposition of all or substantially all of the assets of the Company, excluding (a) a sale or other disposition of assets to a subsidiary of the Company; and (b) a sale or other disposition of assets to any individual, entity or group which, as of the date of this Agreement, beneficially owns more than ten percent (10%) of the then Outstanding Company Common Stock.

3. Method of Exercise of the Stock Option.

(a) The portion of the Stock Option as to which the Optionee is vested shall be exercisable by delivery to the Company of a written or electronic notice stating the number of whole shares to be purchased pursuant to this Agreement and accompanied by payment of the full purchase price of the shares of Common Stock to be purchased. Fractional share interests shall be disregarded except that they may be accumulated.

(b) The exercise price of the Stock Option shall be paid: (i) in cash or by certified check or bank draft payable to the order of the Company; (ii) by delivering, along with a properly executed exercise notice to the Company, a copy of irrevocable instructions to a broker to deliver promptly to the Company the aggregate exercise price and, if requested by the Optionee, the amount of any applicable federal, state, local or foreign withholding taxes required to be withheld by the Company, provided, however, that such exercise may be implemented solely under a program or arrangement established and approved by the Company with a brokerage firm selected by the Company; or (iii) by any other procedure approved by the Board or its Compensation Committee, if any, or by a combination of the foregoing.

4. Termination of Employment Other Than Due to Death or Disability.

(a) Except as provided in Section 2(b) above with regard to a Change of Control, Section 4(b) below with regard to the Optionee’s termination of employment for Cause or following an event that would be grounds for a termination of employment for Cause, and Section 5 below with regard to the Optionee’s termination of employment due to death or Disability, in the event of the Optionee’s termination of employment, the portion of the Stock Option, if any, which is exercisable at the time of such termination may be exercised prior to the first to occur of (a) the expiration of the ninety day (90) period which commences on the date of termination or (b) the expiration date of the Stock Option.

(b) In the event of the Optionee’s termination of employment for Cause (as defined in the Employment Agreement), the Optionee’s entire Stock Option (whether or not vested) shall be forfeited and canceled in its entirety upon such termination of employment.

(c) Nothing in this Agreement or the Plan shall confer upon the Optionee any right to continue in the employ of the Company or any of its subsidiaries or affiliates or interfere in any way with the right of the Company or any such subsidiaries or affiliates to terminate the Optionee’s employment at any time.

5. Death or Disability of Optionee. In the event of the Optionee’s termination of employment due to death (or, in the event of the Optionee’s death following termination of employment while the Stock Option remains exercisable) the portion of the Stock Option, if any, which is exercisable at the time of death may be exercised by the Optionee’s estate or by a person who acquired the right to exercise such Stock Option by bequest or inheritance or otherwise by reason of the death of the Optionee at any time prior to the first to occur of (a) twelve (12) months after the date of death or (b) the expiration date of the Stock Option. In the event of the Optionee’s termination of employment due to Disability (as defined in the Employment Agreement), the portion of the Stock Option, if any, which is exercisable at the time of such termination of employment for Disability may be exercised by the Optionee or the Optionee’s guardian or legal representative at any time prior to the first to occur of (a) twelve (12) months after such termination of employment or (b) the expiration date of the Stock Option.

6. Non-transferability of the Stock Option. The Stock Option is non-transferable by the Optionee other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order, and the Stock Option may be exercised, during the lifetime of the Optionee, only by the Optionee or by the Optionee’s guardian or legal representative or any transferee described above.

7. Tax Matters.

(a) Section 422 Requirement. The Shares granted hereby are intended to qualify as “incentive stock options” under Section 422 of the Code. Notwithstanding the foregoing, the Shares will not qualify as “incentive stock options,” if, among other events, (a) the Optionee disposes of the Shares acquired upon exercise of this option within two years from the Grant Date or one year after such Shares were acquired pursuant to exercise of this option; (b) except in the event of the Optionee’s death or disability (as described in Section 5 above), the Optionee is not employed by the Company, a parent or a subsidiary at all times during the period beginning on Grant Date and ending on the day that is three (3) months before the date of exercise of any Shares; or (c) to the extent the aggregate fair market value of the Shares subject to “incentive stock options” held by the Optionee which become exercisable for the first time in any calendar year (under all plans of the Company, a parent or a subsidiary) exceeds $100,000. For purposes of clause this paragraph, the “fair market value” of the Shares shall be determined as of the Grant Date in accordance with the terms of the Plan.

(b) Disqualifying Disposition. To the extent that any Shares do not qualify as an “incentive stock option,” it shall not affect the validity of such Shares and shall constitute a separate non-qualified stock option. In the event that the Optionee disposes of the Shares acquired upon exercise of this option within two years from the Grant Date or one year after such Shares were acquired pursuant to exercise of this option, the Optionee must deliver to the Company, within seven (7) days following such disposition, a written notice specifying the date on which such shares were disposed of, the number of shares so disposed, and, if such disposition was by a sale or exchange, the amount of consideration received.

(c) Withholding. No later than the date of exercise of the Stock Option granted hereunder, the Optionee shall pay to the Company or make arrangements satisfactory to the Board or its Compensation Committee, if any, regarding payment of any federal, state or local taxes of any kind required by law to be withheld upon the exercise of such Stock Option and the Company shall, to the extent permitted or required by law, have the right to deduct from any payment of any kind otherwise due to the Optionee, federal, state and local taxes of any kind required by law to be withheld upon the exercise of such Stock Option.

The Optionee should consult with a tax advisor before exercising the Stock Option or disposing of the Shares to obtain advice as to the consequences of such exercise or disposition.

8. Rights as a Stockholder. An Optionee or a transferee of the Stock Option shall have no rights as a stockholder with respect to any shares covered by such Stock Option until the date when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distribution of other rights for which the record date is prior to the date a stock certificate is issued, except as provided in the Plan.

9. Adjustment in the Event of Change in Stock. In accordance with Article 12 of the Plan, in the event of any change in Corporate capitalization (including, but not limited to, a change in the number of shares of Common Stock outstanding), and the number and kind of shares subject to the Stock Option and/or the exercise price per share will be adjusted. The determination of the Board or a duly appointed Compensation Committee thereof regarding any adjustment will be final and conclusive.

10. No Guarantee of Continued Service. OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING THE EMPLOYMENT OR BUSINESS RELATIONSHIP AT THE WILL OF THE COMPANY (NOT THROUGH THE ACT OF BEING ENGAGED, BEING GRANTED THIS OPTION OR ACQUIRING SHARES HEREUNDER). OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED EMPLOYMENT FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE IN ANY WAY WITH OPTIONEE’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE THE RELATIONSHIP AT ANY TIME, WITH OR WITHOUT CAUSE.

11. Other Restrictions. The exercise of the Stock Option shall be subject to the requirement that, if at any time the Board or its Compensation Committee, if any, shall determine that (i) the listing, registration or qualification of the shares of Common Stock subject or related thereto upon any securities exchange or under any state or federal law, or (ii) the consent or approval of any government regulatory body or (iii) an agreement by the Optionee with respect to the disposition of shares of Common Stock is necessary or desirable as a condition of, or in connection with, such exercise or the delivery or purchase of shares pursuant thereto, then in any such event, such exercise shall not be effective unless such listing, registration, qualification, consent, or approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Board or its Compensation Committee, if any.

The Company may, but will in no event be obligated to, register any securities issuable upon the exercise of all or any portion of the Stock Option pursuant to the Securities Act of 1933 (as now in effect or as hereafter amended) or to take any other affirmative action in order to cause the exercise of the Stock Option or the issuance of shares pursuant thereto to comply with any law or regulation of any governmental authority. The certificates representing shares issued to Optionee hereunder shall bear such legends as Company determines appropriate referring to restrictions on the transfer of such shares imposed by this Agreement and such other legends as are required or appropriate under applicable law.

12. Notices. All notices and other communications under this Agreement shall be in writing and shall be given by hand delivery to the other party or by facsimile, overnight courier, or registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

If to the Company:

RenovaCare, Inc.

9375 East Shea Blvd.,

Suite 107-A

Scottsdale, AZ 85260

Attention: Harmel S. Rayat

Facsimile: 604-336-8609

Email Address: hsr@renovacareinc.com

If to the Executive, to the following address:

Alan L. Rubino

210 Old Chester Road

Essex Fells, NJ 07021

Email Address: alanrubino@comcast.net

or to such other address or facsimile number as any party shall have furnished to the other in writing in accordance with this Section 12. Notice and communications shall be effective when actually received by the addressee.

13. Effect of Agreement. Except as otherwise provided hereunder, this Agreement shall be binding upon and shall inure to the benefit of any successor or successors of the Company, and to any transferee or successor of the Optionee pursuant to Section 6.

14. Severability. The invalidity or enforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement. If the final judgment of a court of competent jurisdiction declares that any provision of this Agreement is invalid or unenforceable, the parties hereto agree that the court making the determination of invalidity or unenforceability shall have the power, and is hereby directed, to reduce the scope, duration or area of the provision, to delete specific words or phrases and to replace any invalid or unenforceable provision with a provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable provision and this Agreement shall be enforceable as so modified.

15. Conflicts and Interpretation. This Agreement is subject to all the terms, conditions and provisions of the Plan. In the event of any conflict between this Agreement and the Plan, the Plan shall control. In the event of any ambiguity in this Agreement, any term which is not defined in this Agreement, or any matters as to which this Agreement is silent, the Plan shall govern including, without limitation, the provisions thereof pursuant to which the Board or its Compensation Committee, if any has the power, among others, to (i) interpret the Plan, (ii) prescribe, amend and rescind rules and regulations relating to the Plan and (iii) make all other determinations deemed necessary or advisable for the administration of the Plan.

16. Headings. The headings of Sections herein are included solely for convenience of reference and shall not affect the meaning or interpretation of any of the provisions of this Agreement.

17. Amendment. This Agreement may not be modified, amended or waived except by an instrument in writing signed by both parties hereto. The waiver by either party of compliance with any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by such party of a provision of this Agreement.

18. Term. The term of this Agreement is six years from the Grant Date, unless terminated prior to such date in accordance with the provisions herein.

19. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and all of which together shall constitute one and the same agreement. Execution of a facsimile or scanned copy will have the same force and effect as execution of an original, and a facsimile or scanned signature will be deemed an original and valid signature.

20. Laws Applicable to Construction. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of Nevada without reference to principles of conflict of laws, as applied to contracts executed in and performed wholly within the State of Nevada.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, as of the date first above written, the Company has caused this Agreement to be executed on its behalf by a duly authorized officer and the Optionee has hereunto set the Optionee’s hand.

RENOVACARE, INC.

BY: ____________________________

Name: Jatinder S. Bhogal

Title: Chief Operating Officer

OPTIONEE

_______________________________

Name: Alan L. Rubino

Exhibit 3.5 (b)(2)

Stock Option Agreement

STOCK OPTION AGREEMENT

Under the RenovaCare, Inc.

2013 Long Term Incentive Plan

THIS STOCK OPTION AGREEMENT dated as of the _____ day of January, 2020, between RenovaCare, Inc., a Nevada Corporation (the “Company”), and Alan L. Rubino (the “Optionee”).

The Company and Optionee are party to that certain Employment Agreement, dated on or about the date hereof (the “Employment Agreement”), pursuant to which the Company has employed Optionee subject to the terms and condition thereof;

In connection with the Optionee’s employment with the Company, the Company desires to grant to Optionee certain stock options, on the terms and conditions hereinafter set forth.

In consideration of the mutual promises and covenants made herein and the mutual benefits to be derived here from, the parties hereto agree as follows:

1. Grant of Stock Option.

Subject to the provisions of this Agreement and to the provisions of the RenovCare, Inc. 2013 Long Term Incentive Plan (the “Plan”), the Company hereby grants to the Optionee as of January ▲, 2020 (the “Grant Date”) the right and option (the “Stock Option”) to purchase six hundred twenty thousand five hundred seventy-one (620,571) shares of common stock of the Company, par value $0.0001 per share (“Common Stock”), which shares shall become vested and exercisable on November 15, 2022 at an exercise equal to the greater of (i) closing price on the date of grant or (ii) [$(November 15, 2019 Closing Price plus $1.25)]. The Stock Option is intended to qualify as an Incentive Stock Option, within the meaning of Section 422 of the Internal Revenue Code, as amended (the “Code”). Unless earlier terminated pursuant to the terms of this Agreement, the Stock Option shall expire on the sixth anniversary of the date hereof unless earlier terminated pursuant to the terms of this Agreement. Unless otherwise specified, capitalized terms not defined herein shall have the meaning set forth in the Plan.

2. Vesting and Exercisability of the Stock Option.

(a) Vesting. Subject to remaining employed by the Company through November 22, 2020, the Stock Option shall fully vest and become exercisable on such date. Upon the Optionee’s termination of employment for any reason, the portion of the Stock Option that is not vested as of such date, subject to and in accordance with the provisions of this Section 2, shall cease vesting and terminate immediately.

(b) Acceleration upon Change in Control. In the event that, within twelve (12) months of a Change in Control, the Optionee’s employment with the Company is (A) terminated without Cause (as defined in the Employment Agreement) by the Company, or (B) is terminated by the Optionee for Good Reason (as defined in the Employment Agreement), any unvested portions of this Stock Option shall immediately vest and remain exercisable for the remainder of the originally scheduled term. For the purposes of this Agreement, a “Change in Control” means: (a) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), other than any individual, entity or group which, as of the date of this Agreement, beneficially owns more than ten percent (10%) of the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of the then Outstanding Company Common Stock; provided, however, that any acquisition by the Company or its subsidiaries, or any employee benefit plan (or related trust) of the Company or its subsidiaries of 50% or more of Outstanding Company Common Stock shall not constitute a Change in Control; and provided, further, that any acquisition by an entity with respect to which, following such acquisition, more than 50% of the then outstanding equity interests of such entity, is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock immediately prior to such acquisition of the Outstanding Company Common Stock, shall not constitute a Change in Control; or (b) the consummation of (i) a reorganization, merger or consolidation (any of the foregoing, a “Merger”), in each case, with respect to which all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock immediately prior to such Merger do not, following such Merger, beneficially own, directly or indirectly, more than 50% of the then outstanding shares of common stock of the corporation resulting from Merger, or (ii) the sale or other disposition of all or substantially all of the assets of the Company, excluding (a) a sale or other disposition of assets to a subsidiary of the Company; and (b) a sale or other disposition of assets to any individual, entity or group which, as of the date of this Agreement, beneficially owns more than ten percent (10%) of the then Outstanding Company Common Stock.

3. Method of Exercise of the Stock Option.

(a) The portion of the Stock Option as to which the Optionee is vested shall be exercisable by delivery to the Company of a written or electronic notice stating the number of whole shares to be purchased pursuant to this Agreement and accompanied by payment of the full purchase price of the shares of Common Stock to be purchased. Fractional share interests shall be disregarded except that they may be accumulated.

(b) The exercise price of the Stock Option shall be paid: (i) in cash or by certified check or bank draft payable to the order of the Company; (ii) by delivering, along with a properly executed exercise notice to the Company, a copy of irrevocable instructions to a broker to deliver promptly to the Company the aggregate exercise price and, if requested by the Optionee, the amount of any applicable federal, state, local or foreign withholding taxes required to be withheld by the Company, provided, however, that such exercise may be implemented solely under a program or arrangement established and approved by the Company with a brokerage firm selected by the Company; or (iii) by any other procedure approved by the Board or its Compensation Committee, if any, or by a combination of the foregoing.

4. Termination of Employment Other Than Due to Death or Disability.

(a) Except as provided in Section 2(b) above with regard to a Change of Control, Section 4(b) below with regard to the Optionee’s termination of employment for Cause or following an event that would be grounds for a termination of employment for Cause, and Section 5 below with regard to the Optionee’s termination of employment due to death or Disability, in the event of the Optionee’s termination of employment, the portion of the Stock Option, if any, which is exercisable at the time of such termination may be exercised prior to the first to occur of (a) the expiration of the ninety day (90) period which commences on the date of termination or (b) the expiration date of the Stock Option.

(b) In the event of the Optionee’s termination of employment for Cause (as defined in the Employment Agreement), the Optionee’s entire Stock Option (whether or not vested) shall be forfeited and canceled in its entirety upon such termination of employment.

(c) Nothing in this Agreement or the Plan shall confer upon the Optionee any right to continue in the employ of the Company or any of its subsidiaries or affiliates or interfere in any way with the right of the Company or any such subsidiaries or affiliates to terminate the Optionee’s employment at any time.

5. Death or Disability of Optionee. In the event of the Optionee’s termination of employment due to death (or, in the event of the Optionee’s death following termination of employment while the Stock Option remains exercisable) the portion of the Stock Option, if any, which is exercisable at the time of death may be exercised by the Optionee’s estate or by a person who acquired the right to exercise such Stock Option by bequest or inheritance or otherwise by reason of the death of the Optionee at any time prior to the first to occur of (a) twelve (12) months after the date of death or (b) the expiration date of the Stock Option. In the event of the Optionee’s termination of employment due to Disability (as defined in the Employment Agreement), the portion of the Stock Option, if any, which is exercisable at the time of such termination of employment for Disability may be exercised by the Optionee or the Optionee’s guardian or legal representative at any time prior to the first to occur of (a) twelve (12) months after such termination of employment or (b) the expiration date of the Stock Option.

6. Non-transferability of the Stock Option. The Stock Option is non-transferable by the Optionee other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order, and the Stock Option may be exercised, during the lifetime of the Optionee, only by the Optionee or by the Optionee’s guardian or legal representative or any transferee described above.

7. Tax Matters.

(a) Section 422 Requirement. The Shares granted hereby are intended to qualify as “incentive stock options” under Section 422 of the Code. Notwithstanding the foregoing, the Shares will not qualify as “incentive stock options,” if, among other events, (a) the Optionee disposes of the Shares acquired upon exercise of this option within two years from the Grant Date or one year after such Shares were acquired pursuant to exercise of this option; (b) except in the event of the Optionee’s death or disability (as described in Section 5 above), the Optionee is not employed by the Company, a parent or a subsidiary at all times during the period beginning on Grant Date and ending on the day that is three (3) months before the date of exercise of any Shares; or (c) to the extent the aggregate fair market value of the Shares subject to “incentive stock options” held by the Optionee which become exercisable for the first time in any calendar year (under all plans of the Company, a parent or a subsidiary) exceeds $100,000. For purposes of clause this paragraph, the “fair market value” of the Shares shall be determined as of the Grant Date in accordance with the terms of the Plan.

(b) Disqualifying Disposition. To the extent that any Shares do not qualify as an “incentive stock option,” it shall not affect the validity of such Shares and shall constitute a separate non-qualified stock option. In the event that the Optionee disposes of the Shares acquired upon exercise of this option within two years from the Grant Date or one year after such Shares were acquired pursuant to exercise of this option, the Optionee must deliver to the Company, within seven (7) days following such disposition, a written notice specifying the date on which such shares were disposed of, the number of shares so disposed, and, if such disposition was by a sale or exchange, the amount of consideration received.

(c) Withholding. No later than the date of exercise of the Stock Option granted hereunder, the Optionee shall pay to the Company or make arrangements satisfactory to the Board or its Compensation Committee, if any, regarding payment of any federal, state or local taxes of any kind required by law to be withheld upon the exercise of such Stock Option and the Company shall, to the extent permitted or required by law, have the right to deduct from any payment of any kind otherwise due to the Optionee, federal, state and local taxes of any kind required by law to be withheld upon the exercise of such Stock Option.

The Optionee should consult with a tax advisor before exercising the Stock Option or disposing of the Shares to obtain advice as to the consequences of such exercise or disposition.

8. Rights as a Stockholder. An Optionee or a transferee of the Stock Option shall have no rights as a stockholder with respect to any shares covered by such Stock Option until the date when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distribution of other rights for which the record date is prior to the date a stock certificate is issued, except as provided in the Plan.

9. Adjustment in the Event of Change in Stock. In accordance with Article 12 of the Plan, in the event of any change in Corporate capitalization (including, but not limited to, a change in the number of shares of Common Stock outstanding), and the number and kind of shares subject to the Stock Option and/or the exercise price per share will be adjusted. The determination of the Board or a duly appointed Compensation Committee thereof regarding any adjustment will be final and conclusive.

10. No Guarantee of Continued Service. OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING THE EMPLOYMENT OR BUSINESS RELATIONSHIP AT THE WILL OF THE COMPANY (NOT THROUGH THE ACT OF BEING ENGAGED, BEING GRANTED THIS OPTION OR ACQUIRING SHARES HEREUNDER). OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED EMPLOYMENT FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE IN ANY WAY WITH OPTIONEE’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE THE RELATIONSHIP AT ANY TIME, WITH OR WITHOUT CAUSE.

11. Other Restrictions. The exercise of the Stock Option shall be subject to the requirement that, if at any time the Board or its Compensation Committee, if any, shall determine that (i) the listing, registration or qualification of the shares of Common Stock subject or related thereto upon any securities exchange or under any state or federal law, or (ii) the consent or approval of any government regulatory body or (iii) an agreement by the Optionee with respect to the disposition of shares of Common Stock is necessary or desirable as a condition of, or in connection with, such exercise or the delivery or purchase of shares pursuant thereto, then in any such event, such exercise shall not be effective unless such listing, registration, qualification, consent, or approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Board or its Compensation Committee, if any.

The Company may, but will in no event be obligated to, register any securities issuable upon the exercise of all or any portion of the Stock Option pursuant to the Securities Act of 1933 (as now in effect or as hereafter amended) or to take any other affirmative action in order to cause the exercise of the Stock Option or the issuance of shares pursuant thereto to comply with any law or regulation of any governmental authority. The certificates representing shares issued to Optionee hereunder shall bear such legends as Company determines appropriate referring to restrictions on the transfer of such shares imposed by this Agreement and such other legends as are required or appropriate under applicable law.

12. Notices. All notices and other communications under this Agreement shall be in writing and shall be given by hand delivery to the other party or by facsimile, overnight courier, or registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

If to the Company:

RenovaCare, Inc.

9375 East Shea Blvd.,

Suite 107-A

Scottsdale, AZ 85260

Attention: Harmel S. Rayat

Facsimile: 604-336-8609

Email Address: hsr@renovacareinc.com

If to the Executive, to the following address:

Alan L. Rubino

210 Old Chester Road

Essex Fells, NJ 07021

Email Address: alanrubino@comcast.net

or to such other address or facsimile number as any party shall have furnished to the other in writing in accordance with this Section 13. Notice and communications shall be effective when actually received by the addressee.

13. Effect of Agreement. Except as otherwise provided hereunder, this Agreement shall be binding upon and shall inure to the benefit of any successor or successors of the Company, and to any transferee or successor of the Optionee pursuant to Section 6.

14. Severability. The invalidity or enforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement. If the final judgment of a court of competent jurisdiction declares that any provision of this Agreement is invalid or unenforceable, the parties hereto agree that the court making the determination of invalidity or unenforceability shall have the power, and is hereby directed, to reduce the scope, duration or area of the provision, to delete specific words or phrases and to replace any invalid or unenforceable provision with a provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable provision and this Agreement shall be enforceable as so modified.

15. Conflicts and Interpretation. This Agreement is subject to all the terms, conditions and provisions of the Plan. In the event of any conflict between this Agreement and the Plan, the Plan shall control. In the event of any ambiguity in this Agreement, any term which is not defined in this Agreement, or any matters as to which this Agreement is silent, the Plan shall govern including, without limitation, the provisions thereof pursuant to which the Board or its Compensation Committee, if any has the power, among others, to (i) interpret the Plan, (ii) prescribe, amend and rescind rules and regulations relating to the Plan and (iii) make all other determinations deemed necessary or advisable for the administration of the Plan.

16. Headings. The headings of Sections herein are included solely for convenience of reference and shall not affect the meaning or interpretation of any of the provisions of this Agreement.

17. Amendment. This Agreement may not be modified, amended or waived except by an instrument in writing signed by both parties hereto. The waiver by either party of compliance with any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by such party of a provision of this Agreement.

18. Term. The term of this Agreement is six years from the Grant Date, unless terminated prior to such date in accordance with the provisions herein.

19. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and all of which together shall constitute one and the same agreement. Execution of a facsimile or scanned copy will have the same force and effect as execution of an original, and a facsimile or scanned signature will be deemed an original and valid signature.

20. Laws Applicable to Construction. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of Nevada without reference to principles of conflict of laws, as applied to contracts executed in and performed wholly within the State of Nevada.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, as of the date first above written, the Company has caused this Agreement to be executed on its behalf by a duly authorized officer and the Optionee has hereunto set the Optionee’s hand.

RENOVACARE, INC.

BY: ______________________________

Name: Jatinder S. Bhogal

Title: Chief Operating Officer

OPTIONEE

_________________________________

Name: Alan L. Rubino

Exhibit 6

Employee Invention, Non-Disclosure, Non-Competition And

Non-Solicitation Agreement

This Employee Invention, Non-Disclosure, Non-Competition and Non-Solicitation Agreement (hereinafter referred to as the “Agreement”) is dated as of November 15, 2019 and is by and between RenovaCare, Inc., a Nevada corporation with offices at 9375 East Shea Blvd., Suite 107-A Scottsdale, AZ 85260 (the “Company”) and Alan L. Rubino residing at 210 Old Chester Road, Essex Fells, NJ 07021 (hereinafter referred to in the first person as “I,” “me” or “my”).

In consideration for the salary, bonus and benefits received under my certain Employment Agreement with the Company dated of even date herewith, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, I hereby agree as follows:

1. Inventions and Patents.

(a) I will promptly and fully disclose to the Company any and all inventions, discoveries, trade secrets and improvements, whether or not patentable and whether or not they are made, conceived or reduced to practice during working hours or using the Company’s data or facilities, which I develop, make, conceive or reduce to practice during my employment by the Company, either solely or jointly with others (collectively, the “Developments”). All Developments shall be the sole property of the Company, and, except as set forth in Section 1(c) I hereby assign to the Company, without further compensation, all my right, title and interest in and to the Developments and any and all related patents, patent applications, copyrights, copyright applications, trademarks, trademark applications and trade names in the United States and elsewhere. I further acknowledge that all original works of authorship which are made by me (solely or jointly with others) within the scope of and during the period of my employment with the Company and which are protectible by copyright are "works made for hire," as that term is defined in the United States Copyright Act. I understand and agree that the decision whether or not to commercialize or market any Invention developed by me solely or jointly with others is within the Company's sole discretion and for the Company's sole benefit and that no royalty will be due to me as a result of the Company's efforts to commercialize or market any such Invention.

(b) I agree to assign to the United States government all my right, title, and interest in and to any and all Developments whenever such full title is required to be in the United States by a contract between the Company and the United States or any of its agencies.

(c) I understand that the provisions of this Agreement requiring assignment of Developments to the Company shall not apply to any inventions, discoveries, trade secrets and improvements, whether or not patentable, that I have developed entirely on my own time without using the Company's equipment, supplies, facilities, trade secret information or Proprietary Information except for those inventions that either (i) relate at the time of conception or reduction to practice of the invention to the Company's business, or actual or demonstrably anticipated research or development of the Company or (ii) result from any work that I performed for the Company. I will advise the Company promptly in writing of any inventions that I believe meet the foregoing criteria and not otherwise disclosed on Schedule A.

(d) I will keep and maintain adequate and current written records of all Developments (in the form of notes, sketches, drawings and as may be specified by the Company), which records shall be available to and remain the sole property of the Company at all times.

(e) I will assist the Company in obtaining and enforcing patent, copyright and other forms of legal protection for the Developments in any country. Upon request, I will sign all applications, assignments, instruments and papers and perform all acts necessary or desired by the Company to assign all such Developments fully and completely to the Company and to enable the Company, its successors, assigns and nominees, to secure and enjoy the full and exclusive benefits and advantages thereof. I understand that my obligations under this Section 1 will continue after the termination of my employment with the Company and that during my employment I will perform such obligations without further compensation, except for reimbursement of expenses incurred at the request of the Company.

(f) In addition to my agreements set forth in Section 1(a) and (b), I hereby constitute and appoint the Company, its successors and assigns, my true and lawful attorney, with full power of substitution for me, and in my name, place and stead or otherwise, but on behalf of and for the benefit of the Company, its successors and assigns, to take all actions and execute all documents on behalf of me necessary to effect the assignment set forth in Section 1(a), and from time to time to institute and prosecute in my name or otherwise, but at the direction and expense and for the benefit of the Company and its successors and assigns, any and all proceedings at law, in equity or otherwise, which the Company, its successors or assigns may deem proper in order to collect, assert or enforce any claim, right or title of any kind in and to the Developments and to defend and compromise any and all actions, suits and proceedings in respect of any of the Developments and to do any and all such acts and things in relation thereto as the Company, its successors or assigns shall deem advisable, and I hereby declare that the appointment hereby made and the powers hereby granted are coupled with an interest and are and shall be irrevocable by me in any manner or for any reason.

(g) In order to avoid disputes over the application of this assignment to prior inventions or copyrightable materials, I have listed on Schedule A to this Agreement descriptions of patentable inventions and copyrightable materials that I have developed and/or reduced to practice prior to my employment with the Company and that I believe are, accordingly, excepted from the provisions of this Section 1 (collectively, “Prior Inventions”); or, if no such list is attached, I represent that there are no such Prior Inventions. I agree that I will not incorporate, or permit to be incorporated, any Prior Invention owned by me or in which I have an interest into a Company product, process or machine without the Company's prior written consent. Notwithstanding the foregoing sentence, if, in the course of my employment with the Company, I incorporate into a Company product, process or machine a Prior Invention owned by me or in which I have an interest, the Company is hereby granted and shall have a nonexclusive, royalty-free, irrevocable, perpetual, worldwide license to make, have made, modify, use and sell such Prior Invention as part of or in connection with such product, process or machine.

2. Proprietary Information.

(a) I recognize that my relationship with the Company is one of high trust and confidence by reason of my access to and contact with the trade secrets and confidential and proprietary information of the Company and of others through the Company. I will not at any time, either during my employment with the Company or thereafter, disclose to others, or use for my own benefit or the benefit of others, any of the Developments or any confidential, proprietary or secret information owned, possessed or used by the Company (collectively, “Proprietary Information”). Such property shall not be erased, discarded or destroyed without specific instructions from the Company to do so. By way of illustration, but not limitation, Proprietary Information includes trade secrets, processes, data, know-how, marketing plans, forecasts, financial statements, budgets, licenses, prices, costs and employee, customer and supplier lists and any other information which is not generally known to the public and which gives the Company the opportunity to obtain advantage over competitors who do not know or use such information, such as research and development data, techniques, formulas, clinical methods, clinical results, marketing strategies, management techniques, technical information relating to organic chemistry, physical chemistry, analytical, pre-clinical, quality control, quality assurance, product development, manufacturing processes, manufacturing techniques, quality control and assurance methods and procedures, information systems, information technologies and development, and information regarding the Company’s customers and/or partners, including but not limited to customer profiles, demographic data, marketing plans, sales data, preferences, other business cycles, buying patterns, pricing and discounting, key contact personnel, special requirements, financial and/or contractual relations, job orders, requisitions, bids and bidding practices, unpublished promotional material, and related information. I understand that the Company from time to time has in its possession information which is claimed by others to be proprietary and which the Company has agreed to keep confidential. I agree that all such information shall be Proprietary Information for purposes of this Agreement.

(b) My undertaking and obligations under this Section 2 will not apply, however, to any Proprietary Information which: (i) is or becomes generally known to the public through no action on my part; (ii) is generally disclosed by the Company to third parties without restriction on such third parties; (iii) is approved for release by written authorization of the Board of Directors of the Company (the “Board”); or (iv) is required to be disclosed pursuant to subpoena, order of judicial or administrative authority, or in connection with judicial proceedings to which the Company or I am a party, provided that I shall have given the Company written notice of such disclosure at least 14 days prior to such disclosure in order to provide the Company with an opportunity to oppose and/or object to such disclosure and any such disclosure is subject to all applicable governmental and judicial protection available for like material.

(c) I agree that I will not, during my employment with the Company, improperly use or disclose any proprietary information or trade secrets of any former or concurrent employer or other person or entity and that I will not bring onto the premises of the Company any unpublished document or proprietary information belonging to any such employer, person or entity unless consented to in writing by such employer, person or entity.

(d) I recognize that the Company has received and, in the future, will receive from third parties their confidential or proprietary information subject to a duty on the Company's part to maintain the confidentiality of such information and to use it only for certain limited purposes. I agree to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person, firm or corporation or to use it except as necessary in carrying out my work for the Company consistent with the Company's agreement with such third party.

(e) Upon termination of my employment with the Company or at any other time upon request, I will promptly deliver to the Company (and will not keep in my possession, recreate or deliver to anyone else) all copies of computer programs, specifications, drawings, blueprints, data storage devices, notes, memoranda, notebooks, drawings, records, reports, files and other documents (and all copies or reproductions of such materials) in my possession or under my control, whether prepared by me or others, in whatever form on whatever tangible medium, which contain Proprietary Information. I acknowledge that this material is the sole property of the Company, which I shall not retain.

(f) If requested to do so by the Company, I agree to sign a Termination Certificate in which I confirm that I have complied with the requirements of the preceding paragraph and that I am aware that certain restrictions imposed upon me by this Agreement continue after termination of my employment. I understand, however, that my rights and obligations under this Agreement will continue even if I do not sign a Termination Certificate.

3. Absence of Restrictions Upon Disclosure and Competition.

(a) I hereby represent that, except as I have disclosed in writing to the Company, and included in Schedule A to this Agreement, I am not bound by the terms of any agreement with any previous employer or other party to refrain from using or disclosing any trade secret or information in the course of my employment with the Company or to refrain from competing, directly or indirectly, with the business of such previous employer or any other party.

(b) I further represent that my performance of all the terms of this Agreement and as an employee of the Company does not and will not breach any agreement to keep in confidence any information, knowledge or data acquired by me prior to my employment with the Company, and I will not disclose to the Company or induce the Company to use any confidential information or material belonging to any previous employer or others.

4. Non-Compete/Non-Solicitation.

(a) During the term of my employment with the Company, I will not without the express written consent of the Company, directly or indirectly, engage in, participate in, or assist, as owner, part-owner, partner, director, officer, trustee, employee, agent or consultant, or in any other capacity, any business organization or person whose activities or products are directly or indirectly competitive with activities or products of the Company, except as otherwise authorized by Section 2.2 of the Employment Agreement.

(b) For so long as I am employed by the Company and for a period of 12 full months thereafter, I will not without the express written consent of the Company, directly or indirectly, engage in, participate in, or assist, as owner, part-owner, partner, director, officer, trustee, employee, agent or consultant, or in any other capacity, any business organization or person, anywhere in the world where the Company does business whose products are directly or indirectly competitive with products of the Company, or whose principal business is stem cell therapy delivered through device technology, including medical devices to accelerate wound healing and tissue regeneration therapies for burns using innovative stem cell technologies. For purposes of this Section 4, “products of the Company” shall mean any and all products related to, based upon or derived from the Company’s Proprietary Information and such other products marketed or in development by the Company during the term of my employment.

(c) I recognize that these restrictions on competition are reasonable because of the Company’s investment in good will and in its intellectual property, technology and professional and collaborative relationships and other proprietary information and my knowledge of the Company’s business and business plans. However, if any period of time or geographical area should be judged unreasonable in any judicial proceeding, then the period of time or geographical area shall be reduced to such extent as may be deemed required so as to be reasonable and enforceable.

(d) During my employment with the Company and for 12 full months thereafter, I will notify the Company in the event I take up a position of any sort with any company or person whose activities or products are directly or indirectly competitive with activities or products of the Company. I recognize and agree that nothing in this Section 4(d) or any notice provided hereunder shall constitute consent by the Company or the Board with respect to such occurrence or a waiver or modification of the restrictions set forth in Sections 4(a) and 4(b) hereof.

(e) I shall not recruit or otherwise solicit or induce any employees of the Company, to terminate their employment with, or otherwise cease their relationships with, the Company or any of its subsidiaries during my employment with the Company and for a period of 12 full months thereafter. In addition, I shall not recruit or otherwise solicit any person who was an employee of the Company during any time within six months prior to the end of my employment with the Company.

5. Other Obligations and Agreements.

(a) I acknowledge that the Company from time to time may have agreements with others which impose obligations or restrictions on the Company regarding inventions made during the course of work under such agreements or regarding the confidential nature of such work. I agree to be bound by all such obligations and restrictions which are made known to me and to take all action necessary to discharge the obligations of the Company under such agreements.

(b) I agree that I will advise any prospective employers of the covenants and restrictions of this Agreement and authorize the Company to advise any other company or person of the existence and terms of this Agreement.

6. Miscellaneous.

(a) The partial or complete invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

(b) This Agreement supersedes all prior agreements, written or oral, between me and the Company relating to the subject matter of this Agreement. This Agreement may not be modified, changed or discharged in whole or in part, except by an agreement in writing signed by me and the Company. This Agreement does not constitute an employment agreement, and no changes in my compensation, title or duties or any other terms or conditions of my employment, including, without limitation, the termination of my employment, shall affect the provisions of this Agreement except as stated herein.

(c) As used herein, the term “Company” shall include RenovaCare, Inc. and any of its predecessors, subsidiaries, subdivisions or affiliates. The Company shall have the right to assign this Agreement to its successors and assigns and all covenants and agreements hereunder shall inure to the benefit of and be enforceable by said successors or assigns. I agree not to assign any of my obligations under this Agreement. This Agreement will be binding upon my heirs, executors and administrators.

(d) No delay or omission by the Company in exercising any right under this Agreement will operate as a waiver of that or any other right. A waiver or consent given by the Company on any one occasion is effective only in that instance and will not be construed as a bar to or waiver of any right on any other occasion.

(e) I expressly consent to be bound by the provisions of this Agreement for the benefit of the Company or any subsidiary or affiliate thereof to whose employ I may be transferred without the necessity that this Agreement be re-signed at the time of such transfer.

(f) This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey (without regard to its conflict of law provisions). The Company and I hereby expressly consent to the jurisdiction of the federal courts located in the State of New Jersey to adjudicate any dispute arising under this Agreement. I HEREBY EXPRESSLY CONSENT TO THE PERSONAL JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN THE STATE OF NEW JERSEY FOR ANY LAWSUIT FILED THERE AGAINST ME BY THE COMPANY CONCERNING MY EMPLOYMENT OR THE TERMINATION OF MY EMPLOYMENT OR ARISING FROM OR RELATING TO THIS AGREEMENT.

(g) I recognize that irreparable damages would be caused to the Company, and that monetary damages would not compensate the Company for its loss, should I breach the terms of this Agreement. Accordingly, in addition to all other remedies available to the Company at law or in equity, upon an adjudication by a court of a competent jurisdiction that I have violated or am about to violate the terms of this Agreement, I hereby consent to the entry by a court of competent jurisdiction of an injunction or declaratory judgment enforcing the terms of this Agreement, including without limitation preventing disclosure or further disclosure by me of Proprietary Information.

(h) If any one or more provisions of this Agreement shall for any reason be held to be excessively broad as to time, duration, geographical scope, activity or subject, it shall be construed, by limiting and reducing it, so as to be enforceable to the extent compatible with the applicable law as it shall then appear.

(i) The language used in this Agreement will be deemed the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against either party.

(j) Any notice or other communication required or permitted pursuant to this Agreement shall be deemed delivered if such notice or communication is in writing and is delivered personally or by facsimile transmission or by email or is deposited in the United States mail, postage prepaid, addressed as follows:

If to the Company:

RenovaCare, Inc.

9375 East Shea Blvd.,

Suite 107-A

Scottsdale, AZ 85260

Attention: Harmel S. Rayat

Facsimile: 604-336-8609

Email Address: hsr@renovacareinc.com

Copy to:

Joseph Sierchio, Esq.

Sierchio Law, LLP

430 Park Avenue

Suite 702

New York, New York 10022

Email Address: joseph@sierchiolaw.com

If to the Executive, to the following address:

Alan L. Rubino

210 Old Chester Road

Essex Fells, NJ 07021

Email Address: alanrubino@comcast.net

Copy to:

James M. Piro, Esq.

Piro Zinna

360 Passaic Avenue

Nutley, NJ 07110

Fax No.: 973-661-5157

Email: jpiro@pirozinnalaw.com

(k) This Agreement shall not be binding or enforceable unless and until executed on behalf of all parties hereto; this Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and all of which together shall constitute one and the same agreement. Execution of a facsimile or scanned copy will have the same force and effect as execution of an original, and a facsimile or scanned signature will be deemed an original and valid signature.

[SIGNATURE PAGE FOLLOWS]

I HAVE READ ALL OF THE PROVISIONS OF THIS AGREEMENT AND I UNDERSTAND, AND AGREE TO, EACH OF SUCH PROVISIONS, EFFECTIVE AS OF THE DATE FIRST ENTERED ABOVE. BY SIGNING BELOW, I ACKNOWLEDGE AND AGREE THAT (A) THE COVENANTS AND RESTRICTIONS OF THIS AGREEMENT ARE REASONABLE AND NECESSARY FOR THE PROTECTION OF THE COMPANY’S BUSINESS; (B) I AM ENTERING INTO THIS AGREEMENT VOLUNTARILY AND OF MY OWN FREE WILL IN ORDER TO OBTAIN THE BENEFITS OF EMPLOYMENT BY THE COMPANY, I HAVE NOT BEEN COERCED BY THE COMPANY OR ANY OTHER PARTY TO ENTER INTO THIS AGREEMENT, AND I HAVE CONSULTED WITH LEGAL COUNSEL WITH RESPECT TO THE TERMS OF THIS AGREEMENT.

/s/ Alan L. Rubino	Dated: November 15, 2019

Alan L. Rubino

RENOVACARE, INC.

BY:	/s/ Jatinder S. Bhogal	Dated: November 15, 2019

Name:	Jatinder S. Bhogal

Title:	Chief Operating Officer

SCHEDULE A

Prior Inventions, Copyrights, Confidentiality Obligations, etc.

1.       Emisphere Technologies, Inc., former employer as CEO and President and Board of Director.

2.       Vericel Corporation, Board of Director

3.       SANUWAVE Health, Inc., Board of Director

4.       Genisphere LLC, Board of Director

5.       AlaMab Therapeutics Inc., a subsidiary of CSPC Pharmaceutical Group, Ltd., Executive Advisor

6.       Origin, Inc., Executive Advisor